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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the inclusion in this registration statement on Form S-3 of our reports dated February 12, 1997, except for the third paragraph of Note 15 to which the date is June 9, 1997, on our audits of the financial statements and financial statement schedule of Trico Marine Services, Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the reference to our firm under the caption "Expert."


COOPERS & LYBRAND, L.L.P.


New Orleans, Louisiana
November 4, 1997